Exhibit 10.24

Lease Contract

Party A:	Wuxi Huishan New City Life Science & Technology Industry Development Co., Ltd. (the Lessor)

Party B:	CASI Pharmaceuticals, Inc. (the Lessee)

November 16, 2018, Huishan, Wuxi

Party A:	Wuxi Huishan New City Life Science & Technology Industry Development Co., Ltd. (the Lessor)

Party B:	CASI Pharmaceuticals, Inc. (the Lessee)

Whereas Party B intends to set up a foreign-funded enterprise (hereinafter referred to as the “Joint Venture”) in Huishan Economic Development Zone in Wuxi, with the Leased Property as the registered domicile of the Joint Venture, which Party A intends to lease to Party B under this Lease Contract. For the purpose of setting up the Joint Venture, Party A and Party B have reached the following terms and conditions (hereinafter referred to as the “Contract”) pursuant to the Contract Law of People’s Republic of China and other applicable laws and regulations.

Article I. The Location, Area, Function and Usage of the Leased Property

1.1	Basic information of the Leased Property

Address:	No.1719-15, No.1719-16, Huishan Avenue, Huishan Economic Development Zone, Wuxi

Room:	The whole building

Floor area:	No.1719-15: 9966 square meters; No.1719-16: 9966 square meters

Furnishing:	Not furnished

1.2       The Leased Property shall only be used for the purpose of industrial production (commerce/office/ residence/industrial production).

Article II Lease Term

2.1       The lease term shall be 60 months (from November 1, 2019 to October 31, 2024.

2.2       If Party B shall intend to renew the lease, Party B shall submit a written application at least 3 months before the current lease contract expires, and with Party A’s consent, a renewal lease contract shall be executed by the Parties. Under the same leasing circumstances, Party B shall have the priority right of tenancy.

Article III Rent and Other Related Fees and Method of Payment

3.1       The rent is agreed as follows:

1.	The unit price of the rent is RMB2.0/m²/month from November 1, 2019 to October 31, 2024, and the total rent in this period shall be RMB 23,918,400.

The rent for the lease term shall be RMB23,918,400 in total.

The first payment shall be made by [ ] , which shall cover the rent to June 30 or December 31 of the current year, and each subsequent payment shall be made within ten working days before January 1 and July 1 in each year, respectively, for the rent of the next half a year. The property shall not be occupied until its rent has been paid in advance.

3.2       The charges of utilities, such as water, electricity, natural gas supplies (if any), shall be collected by the property management company entrusted by Party A according to the price standard set by applicable government agencies, and Party B shall pay the above fees within 7 working days of the receipt of the notice of charges.

3.3       The property management fee of the Leased Property is RMB2.0/m²/month, which shall be collected by Party A, and Party B shall start to pay the property management fee starting from November 1, 2019 (calculated with this formula: the property management fee per month = unit property management price × the size of the leased area), which shall be RMB2,391,840 in total. The first property management fee payment shall be made by [ ] to cover the period ending on December 31 of the current year (in the amount of RMB79,728) or the next half year ending on June 30 (RMB318,912) , and subsequently a payment shall be made within ten working days before every January 1 and July 1 respectively for the property management fee of the next half year(RMB239,184).

3.4       Party A shall provide Party B an invoice of the amount due before Party B could pay the property management fee to Party A; otherwise, Party B shall have the right to refuse to make the payment.

Article IV Performance Bond

4.1       Party B shall pay RMB398,640 to Party A as the performance bond within 7 days after the Contract has been executed.

This performance bond shall be returned to Party B interest-free within [3] working days after the lease has been terminated with Party B moving out of the Leased Property.

4.2       Where Party B fails to pay the performance bond as agreed, Party A shall have the right to terminate this Lease Contract at any time and require Party B to bear a liquidated damage equivalent to the six months’ rent.

Article V Delivery and Return of the Leased Property

5.1       The Parties have hereto agreed that the Leased Property shall be delivered on an “as-is” basis. After Party B has accepted the Leased Property, the Parties hereto shall sign a Property Delivery/ Checklist, which shall detail the actual conditions and facilities within the Leased Property.

5.2       In the event of the termination of the Contract for any reason, Party B shall return the Leased Property to Party A within 15 days of such termination and complete the sign-out procedure with Part A. In the event that that Party B should fail to return the Leased Property to Party A as stipulated herein, Party A shall be entitled to entry into and occupancy of the Leased Property. Party A shall have the right to remove and store those items left by Party B in the Leased Property in a reasonable manner, and when Party B would intend to take them back, it shall compensate Party A for a reasonable storage fee for the items.

5.3       Unless the Contract is terminated because of Party A’s violation of the Contract, Party A shall make no compensation to Party B for the decorations of and accretions to the Leased Property during the lease term. Before returning the Leased Property, Party B shall have the right to dispose of such decorations and accretions, and if they are left in the leased property, they shall become part of the property of Party A.

Article VI Usage of the Leased Property

6.1       Party A shall provide an electric capacity of 3,000 KVA as required by Party B. In the event of a need to increase it, Party B shall submit a written request to Party A and apply for the increase of electric capacity on its own upon approval of Party A. In case of an accident, such as short circuit, fire and power outage, which is caused by the overuse of electricity by Party B, Party B shall bear all liabilities.

6.2       Where Party B’s project is subject to pre- and post-approvals, for example, EIA (environmental impact assessment), fire safety approval and other professional accreditation and approval, they shall be handled solely by Party B. In case of Party B’s negligence in handling pre-application or failure to get approved, Party B shall bear all of the consequences.

6.3       Party B warrants that during the implementation of its project in the Leased Property, it shall comply with national and local laws and regulations on environmental protection, and shall not cause pollution to the Park where Party A is located and its surroundings, otherwise it shall assume all liabilities.

6.4       The Leased Property involved in the Contract shall be limited to self-use only, and should be used strictly for the agreed purpose. Without the consent of Party A, Party B shall not change the use of the Leased Property, nor shall it transfer the Leased Property (except to Party B’s affiliated companies), or use it for sublease, bestowal, investment, cooperation, mortgage, pledge and other purposes, and in the event of default, Party A shall have the right to unilaterally terminate the Contract without returning the performance bond, and to require Party B to bear all legal responsibilities.

6.5       After moving in the Leased Property, Party B shall strictly comply with the related “Regulations on Property Management and Security and Environmental Protection” provided by Party B in accordance with national laws and regulations. See Appendix “Property Management, Security and Environmental Protection Convention for Enterprises in the Park” for details. This Convention, as annexed hereto, is an integral part of the Contract with the same legal effect, which shall be strictly complied with by Party B. For any loss resulting from Party B’s violations, Party B shall bear all liabilities.

Article VII Liability for Violation of the Contract

7.1       Party A shall ensure that it has the ownership of the Leased Property, and if a third Party claims its rights to the Leased Property, Party A shall be responsible for a solution and ensure that Party B can continue to use the Leased Property as agreed herein, and it is the responsibility of Party A to compensate for the losses caused to Party B. If Party B is unable to continue to use the Leased Property, Party A shall pay Party B a liquidated damage equal to six months’ rent, and compensate for all losses caused to Party B thereof.

7.2       Party B or the Joint Venture to be set up by Party B shall settle down in the Leased Property no later than December 31, 2019, and if it fails to do so for its own reason, the Contract shall be abolished automatically, and the performance bond paid by Party B shall not be returned, and Party A shall have the right to rent the Leased Property to another tenant. However, if Party B would fail to set up the Joint Venture and move into the Leased Property by December 31, 2019 for any reason out of its control, Party A shall return the performance bond in full to Party B.

7.3       Party B’s production and operational activities shall conform to the business scope stated on its business license, and in the event that Party B would change its main business on its own, Party A has the right to terminate the Contract earlier, and request Party B to pay a liquidated damage equal to six months’ rent.

7.4       Where Party B would fail to pay on time the related fees (including but not limited to the property management fee, utility fees, etc.) agreed herein, Party B shall pay a liquidated damage that is equal to 1‰ of the related fees for each day delayed. If the payment by Party B has been delayed for more than 30 days, Party A shall have the right to suspend the supply of water and electricity or even terminate the Contract. In the event of the termination of the contract by Party A, Party A shall also have the right to require Party B to pay a liquidated damage equal to six months’ rent; and Party B shall be responsible for compensating in full for the loss caused thereof to Party A.

7.5       Where Party A would take back the Leased Property prior to the expiry of the lease term, a written notice to that effect shall be provided by Party A to Party B three months in advance, and Party A shall pay a liquidated damage equal to six months’ rent and return the performance bond to Party B.

7.6       If Party B would terminate the lease contract prior to the expiry of the lease term, a written request to that effect shall be submitted to Party A three months in advance, and Party B shall pay a liquidated damage equal to six months’ rent.

7.7       Party B shall not conduct any form of illegal activities in the Leased Property, or else Party A shall have the right to terminate the Contract immediately and request Party B to pay a liquidated damage equal to six months’ rent.

7.8       Without Party A’s consent, Party B shall not sublet the Leased Property, or transfer it to a third Party other than one of its affiliated companies in the form of cooperative business operations, etc., otherwise, Party A shall have the right to terminate the Contract immediately and request Party B to pay a liquidated damage equal to six months’ rent.

Article VIII Confidentiality

8.1 The Parties hereto shall keep with due care the documents and information of the other Party acquired or known for the implementation of the Contract and shall be responsible for keeping the same confidential. Neither of the Parties hereto shall disclose to any third party (except as required by the laws, regulations, government departments, stock exchanges or other regulatory agencies) without the written consent from the other Party. The confidentiality shall remain effective in the term of the Contract and seven years after the Contract is terminated.

Article IX Notice and Service

9.1       Any notice given by either Party to the other Party under the Contract shall be in writing and forwarded by methods including courier service, and e-mail. Unless otherwise notified in writing, the addresses for service of the Parties hereto shall be consistent with those confirmed on the signature page of the Contract.

9.2       If either Party would change its contact information and address specified in the Contract, that Party shall notify the other Party within 5 days of such a change. Any notice provided by either Party to the other as required in the Contract shall be sent by express mail or e-mail. The notice or communication given as stipulated herein shall be deemed received seven (7) days after the mail is delivered by a courier service company, or if sent by e-mail, within one day after the e-mail is sent.

X Special Agreement

10.1       Party A undertakes to offer the preferential policy of free rent during the term of the Contract.

10.2       After the lease term expires, Party B has the priority to purchase the leased property, the transfer method and price of the leased property shall be strictly in accordance with the state assets transfer management measures regulated by the State-owned Assets Supervision and Administration Commission of Wuxi City, Jiangsu Province, China Wuxi (WuXI SASAC).

10.3       Party A promises to award Party B a purchase subsidy within 30 days after the transfer of the leased property, calculated this way:

The amount of subsidy = The actual transfer price of the leased property - (The price of land at the time of the transfer + the rented property’s construction costs + the interests on the construction costs)

10.4       Upon the expiration of the term of cooperation, if Party B would not purchase the leased property, it may continue to lease it. A new lease agreement shall be executed, and the lease price shall be subject to the provisions of Wuxi SASAC.

10.5       The Parties hereto agree that, after the set-up of the Joint Venture, Party A and the Joint Venture (which shall become part of Party B) shall enter into a new lease contract fully based on the terms herein (except Paragraphs 10.3 and 10.4). The Contract shall be terminated immediately when the new contract takes effect, and neither Party shall have the rights and obligations to the other Party with respect to the implementation of the Contract.

10.6       Within [7] days after the Contract is terminated pursuant to Paragraph 10.3, Party A shall return the performance bond of RMB398,640 to Party B.

Article XI Supplemental Provisions

11.1       The Contract is made in quadruplicate with each Party holding two copies, all of which have the same legal effect.

11.2       The Contract shall take effect upon being signed or sealed by the Parties hereto.

11.3       The Contract shall be governed by and construed in accordance with the laws of The People’s Republic of China.

11.4       Any dispute arising from the Contract shall be solved by the Parties hereto through negotiations. Where a dispute cannot be resolved by negotiations, it shall be submitted to China International Economic and Trade Arbitration Commission Shanghai Branch for arbitration in accordance with the then effective arbitration rules of the Commission. The arbitration award shall be final and binding upon both parties. The arbitration fee shall be borne by the losing Party unless decided otherwise by the arbitration tribunal. The losing Party should also compensate the winning Party for other expenses, such as its attorney’s fees.

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(This page is for signature use without any text that is part of the contract)

Party A:	Wuxi Huishan New City Life Science & Technology Industry Development Co., Ltd.
Special Stamp for Contract use (Seal)
Representative:	/s/ Min Zheng

Contact Address:

Postcode:

E-mail:

Party B:	(Seal)
Representative:	(Signed) /s/ Wei (Larry) Zhang

Contact Address:

Postcode:

E-mail:

Date executed: November 16, 2018

Place executed: Wuxi Huishan Economic Development Zone, China